Exhibit 10.2

BRIDGE LOAN NOTE

$2,000,000	March 13, 2018

FOR VALUE RECEIVED, ALLIQUA BIOMEDICAL, INC., a Delaware corporation (the “Borrower”), promises to pay to PERCEPTIVE CREDIT HOLDINGS, LP (together with any of its successors, transferees and assignees, the “Lender”) on the Maturity Date (as such date may be accelerated pursuant to the Credit Agreement, defined below) the principal sum of TWO MILLION DOLLARS ($2,000,000.00) or, if less, the aggregate unpaid principal amount of the Bridge Loan shown on the grid attached to this Bridge Loan Note (this “Note”) as Schedule A (and any continuation thereof) made by the Lender pursuant to the Credit Agreement and Guaranty, dated as of May 29, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, each Guarantor party thereto and the Lender. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity upon demand, until paid in full, at the rates per annum and on the dates specified in the Credit Agreement, as well as any other amounts that may be due to the Lender upon maturity (whether by acceleration or otherwise) under or in respect of this Note.

Payments of both principal and interest are to be made in Dollars in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to this Note as Schedule A (or on any continuation of such grid), which notations, if made, shall evidence, inter alia the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Bridge Loan evidenced hereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any Guarantors.

This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the unpaid principal amount of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Any prepaid principal of this Note may not be reborrowed.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

[SIGNATURE PAGE TO FOLLOW]

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ALLIQUA BIOMEDICAL, INC.

By:	/s/ Brian Posner
Name: Brian Posner
Title: CFO

SCHEDULE A

To Note

LOAN AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Interest Period	Amount of Principal Repaid	Unpaid Principal Balance	Total	Notation Made By
	LIBO Rate		LIBO Rate	LIBO Rate